Exhibit 5.2

February 7, 2019

Union Acquisition Corp.
400 Madison Ave., Suite 11A
New York, NY 10017

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by Union Acquisition Corp., a Cayman Islands exempted company (the “Company”), of (i) 27,116,174 ordinary shares par value U.S.$0.0001 each (the “Shares”); and (ii) 7,500,000 warrants, each to purchase one Share (the “Warrants”) issued as consideration in the business combination between the Company and Bioceres LLC pursuant to a Share Exchange Agreement dated as of November 8, 2018 (the “Business Combination”). The Warrants are to be issued pursuant to a warrant agreement (the “Warrant Agreement”), to be entered into at the closing of the Business Combination by Bioceres Crop Solutions Corp. (the Company’s name upon the consummation of the Business Combination) and Continental Stock Transfer & Trust Company, as warrant agent, a form of which has been filed as an exhibit to the Registration Statement.

We are acting as counsel for the Company in connection with the Business Combination and the registration under the Securities Act by the Company of the Shares and the Warrants. We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent we deemed appropriate, relied upon representations of certain officers and employees of the Company.

Based on and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we advise you that:

1.	The Shares to be issued in the Business Combination, when issued and sold in accordance with and in the manner described in the Registration Statement, will be validly issued.

2.	When the Warrants and the Warrant Agreement have been authorized by appropriate corporate and other applicable authorization; the Warrant Agreement has been duly executed by the parties thereto; and the Warrants have been executed in accordance with the Warrant Agreement and issued and delivered against payment therefor in accordance with and in the manner described in the Registration Statement, the Warrants will be validly issued and will constitute binding obligations of the Company, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Arnold & Porter Kaye Scholer LLP
250 West 55th Street | New York, New York 10019-9710 | www.arnoldporter.com

The foregoing opinion is limited to the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or other circumstances.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Shares or the Warrants.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is rendered solely for your benefit and may not be used, circulated, quoted relied upon or otherwise referred to by any other person for any other purpose without our prior written consent.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” therein. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Arnold & Porter Kaye Scholer LLP